UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHIL	OTC Markets

Item 1.01. Entry Into a Material Definitive Agreement.

On February 22, 2022, PHI Group, Inc. (the “Registrant”) entered into a Business Cooperation Agreement with Siennalyn Gold Mining Corporation, a Philippine company with principal address at 19 Quezon Street, Del Rey Ville 1, Baesa, Quezon City, Philippines (“SGMC”), represented by Ms. Fe Melchora B. Alam, its Chairman, President and Chief Executive Officer, in order to cooperate with other to finance, develop, mine and process the mineral assets under the Mineral Production Sharing Agreement (MPSA) denominated as 076-97-IX granted by the Philippine Government through the Department of Environment and Natural Resources (DENR) – Mines and Geosciences Bureau (MGB) to Siennalyn Gold Mining Corporation, which covers 4,116 hectares contract area situated in the Municipalities of RT Lim, Ipil and Tinay of the Province of Zamboanga Sibugay, Republic of Philippines.

The Mineral Resource Estimates under the afore-mentioned MPSA are as follows:

Gold

It has been delineated and estimated that approximately 500,000 ounces of gold deposits exist in the SGMC MPSA area, particularly in the Sto. Rosario prospect and Nanao prospect of the area.

Copper

Based on the Technical Report (NI-43-101) prepared by Geologist Gregorio S. Hutalle, Jr., the mineral resource for copper is as follows:

Mineral Resource Classification	Tonnage	Ave. Grade, % Cu	Cut-off, % Cu
Inferred	38,903,916	1.79	0.01
Indicated	13,007,880	0.56	0.06
Measured	18,295,024	0.50	0.10
Total Indicated + Measured	31,302,904	0.52
OVERALL TOTAL	70,206,820	1.22

Commodity	Estimated Geological Resource	Unit Amount	Gross Value (USD)
Copper	854,000 tons	4,641 USD per metric ton	3,963,414,000
Gold Equivalent from Copper	1,530,500 ounces	1,323 USD per troy ounce	2,024,851,500
Gold	500,000 ounces	1,323 USD per troy ounce	661,500,000
OVERALL TOTAL			6,649,765,500

Notes:

1. Copper Geological Resource is based on TVI drilling results.

2. Gold Equivalent is 0.68-gram Au per ton of the 70,000,000 tons copper ore.

3. Gold Geological Resource is based on PPEPI drilling results.

According to the Business Cooperation Agreement, PHI Group, Inc. will be responsible for arranging up to one billion U.S. dollars for SGMC to execute its business plan and assist SGMC to develop, mine and process the mineral assets under the MPSA grant. The actual amount of financing, terms and conditions shall be reasonable and acceptable to SGMC and will be negotiated and agreed by SGMC and the financier prior to execution.

PHI Group, Inc. will provide assistance to SGMC in the execution of its business plan, including but not limited to corporate governance, financial, technical and other pertinent matters as needed and will assist SGMC in its future listing on an international stock exchange such as New York Stock Exchange or the Nasdaq Stock Markets.

American Pacific Resources, Inc., a wholly-owned subsidiary of PHI Group, Inc. will be entitled to thirty percent (30%) profit sharing in SGMC for a period of twenty-five years or based on the lifespan of the MPSA, upon the success of the financing arrangement mentioned herein.

This Business Cooperation Agreement will be effective upon signing and for a period of one year from the date hereof and shall terminate unless extended in writing by the Parties.

The foregoing description of the Business Cooperation Agreement by and between the Company and Siennalyn Gold Mining Corporation is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on February 23, 2022 regarding entry into the Business Cooperation Agreement, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Business Cooperation Agreement by and between Siennalyn Gold Mining Corporation and PHI Group, Inc., dated as of February 22, 2022.

99.1	Press Release issued February 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2022

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO